	Exhibit 3.3

AKANDA CORP.
BY-LAW NO. 1

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Interpretation	1
1.2	Conflicts with the Act	1

ARTICLE 2 BUSINESS OF THE CORPORATION		2
2.1	Registered Office	2
2.2	Seal	2
2.3	Financial Year	2
2.4	Banking Arrangements	2
2.5	Execution of Contracts, Documents and Instruments in Writing by the Corporation	2
2.6	Execution of Documents in Counterparts or by Facsimile Signature	2
2.7	Divisions	3
2.8	Voting Rights in Other Bodies Corporate	3

ARTICLE 3 BORROWING		3
3.1	Borrowing	3
3.2	Delegation of Borrowing Powers	3

ARTICLE 4 DIRECTORS		4
4.1	Powers and Duties of Directors	4
4.2	Number of Directors	4
4.3	Qualifications	4
4.4	Election and Term	4
4.5	Ceasing to Hold Office	5
4.6	Removal of Directors	5
4.7	Vacancies	5
4.8	Remuneration of Directors	5

ARTICLE 5 MEETINGS OF DIRECTORS		6
5.1	Transaction of Business	6
5.2	Quorum	6
5.3	Place of Meetings	6
5.4	Participation in Meeting by Electronic Means	6
5.5	Calling of Meetings	6
5.6	Notice of Meetings	6
5.7	Waiver of Notice	6
5.8	Omission of Notice	7
5.9	Voting at Meetings	7
5.10	Chair and Secretary	7
5.11	Adjournment	7
5.12	Conflicts of Interest	7
5.13	Written Resolution In Lieu of Meeting	8

- ii -

ARTICLE 6 COMMITTEES OF THE BOARD	8

6.1	Committees of Directors	8
6.2	Transaction of Business	8
6.3	Meetings by Electronic Means	8
6.4	Procedures	8

ARTICLE 7 OFFICERS		8
7.1	Designation and Appointment	8
7.2	Powers and Duties of Officers	8
7.3	Term of Office	9
7.4	Vacancies	9
7.5	Remuneration	9
7.6	Conflicts of Interest	9
7.7	Agents and Attorneys	9
7.8	Divisional Officers	9

ARTICLE 8 PROTECTION OF DIRECTORS AND OFFICERS		10
8.1	Indemnity	10
8.2	Insurance	10

ARTICLE 9 MEETINGS OF SHAREHOLDERS		10
9.1	Annual Meetings	10
9.2	Special Meetings	10
9.3	Place of Meetings	10
9.4	Quorum	11
9.5	Written Resolution in Lieu of Meeting	11
9.6	Meetings Held by Electronic Means	11
9.7	Notice of Meetings	11
9.8	Waiver of Notice	11
9.9	Record Date for Notice	11
9.10	List of Shareholders Entitled to Receive Notice	12
9.11	Shareholders Entitled to Vote	12
9.12	Persons Entitled to Attend	12
9.13	Omission of Notice	12
9.14	Chair, Secretary and Scrutineers	12
9.15	Proxies and Representatives	13
9.16	Voting at Meetings	13
9.17	Joint Shareholders	14
9.18	Adjournment	14
9.19	One Shareholder	14

ARTICLE 10 SECURITIES		14
10.1	Issuance	14
10.2	Commissions	14
10.3	Lien on Shares	14
10.4	Securities Register	15
10.5	Register of Transfers	15
10.6	Registrar and Transfer Agent	15
10.7	Effect of Registration	15

10.8	Certificated and Uncertificated Securities	15

- iii -

10.9	Replacement of Certificates	16
10.10	Joint Holders of Securities	16

ARTICLE 11 DIVIDENDS		16
11.1	Dividends	16
11.2	Record Date for Dividends	16
11.3	Dividend Cheques	16

ARTICLE 12 NOTICES		17
12.1	Method of Giving Notices	17
12.2	Sending Notices by Electronic Means	17
12.3	Notice to Joint Shareholders	17
12.4	Persons Entitled by Death or Operation of Law	17
12.5	Undelivered Notices	17
12.6	Waiver of Notice	18

ARTICLE 13 ENACTMENT, AMENDMENT AND REPEAL OF BY-LAWS		18
13.1	Approval and Confirmation	18
13.2	Effective Date	18

AKANDA CORP.

(the “Corporation”)

BY-LAW NO. 1

A by-law relating generally to the transaction of the business and affairs of the Corporation.

ARTICLE 1

INTERPRETATION

1.1	Interpretation

In this by-law:

(a)	“Act” means the Business Corporations Act (Ontario), R.S.O. 1990, c. B.16, and the regulations made thereunder, each as amended or re-enacted from time to time;

(b)	“board” means the board of directors of the Corporation;

(c)	“by-law” means any by-law of the Corporation in effect from time to time;

(d)	“meeting of shareholders” means an annual or special meeting of shareholders of the Corporation;

(e)	“STA” means the Securities Transfer Act, 2006 (Ontario), S.O. 2006, c. 8, as amended or re-enacted from time to time;

(f)	unless otherwise specified, all words and expressions contained in this by-law and that are defined in the Act have the meanings given to them in the Act;

(g)	any reference to gender includes all genders and words importing the singular number include the plural and vice versa; and

(h)	the inclusion of headings and a table of contents are provided for convenience only and do not affect the construction or interpretation of this by-law.

1.2	Unanimous Shareholder Agreement

If any provision in this by-law (or any other by-law) conflicts with any provision in a unanimous shareholder agreement, the provision in the unanimous shareholder agreement will govern to the extent permitted by the Act.

1.3	Conflicts with the Act

If any provision in this by-law (or any other by-law) contravenes any provision in the Act, the provision in the Act will govern.

ARTICLE 2

BUSINESS OF THE CORPORATION

2.1	Registered Office

The Corporation shall at all times have a registered office in Ontario. Unless changed in accordance with the Act, the registered office will be at the location specified in the articles.

2.2	Seal

The Corporation need not have a corporate seal, but any corporate seal adopted for the Corporation must be approved and may be changed by the board.

2.3	Financial Year

The financial year of the Corporation will be as determined by the board from time to time.

2.4	Banking Arrangements

Banking transactions will be made with the bank(s) or other financial institution(s) approved by the board from time to time, and banking transactions will be made on the Corporation’s behalf by the director(s), officer(s) or other person(s) designated, directed or authorized by the board from time to time and to the extent so designated, directed or authorized.

2.5	Execution of Contracts, Documents and Instruments in Writing by the Corporation

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any one officer or director of the Corporation. In addition, the board may from time to time authorize any officer or officers of the Corporation, any director or directors of the Corporation, or any other person or persons, either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing and the manner in which those contracts, documents or instruments in writing may or will be signed.

2.6	Execution of Documents in Counterparts or by Facsimile Signature

Except as otherwise required by law:

(a)	any articles, notice, resolution, requisition, statement or other document required or permitted to be executed by more than one person for the purposes of the Act may be executed in several documents of like form each of which is executed by one or more of those persons, and those documents, when duly executed by all persons required or permitted, as the case may be, to do so, will be deemed to constitute one document for the purposes of the Act;

(b)	the Corporation may accept delivery of any executed document, which is required or permitted to be executed by one or more persons for the purposes of the Act, by facsimile or by electronic transmission; and

(c)	any document required or permitted to be executed by one or more persons for the purposes of the Act may be executed by means of electronic signature, and the Corporation may accept delivery of any document so executed.

2.7	Divisions

The board may from time to time cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions, further divide those divisions into sub-units, or consolidate the business and operations of divisions or sub-units.

2.8	Voting Rights in Other Bodies Corporate

Shares or other securities carrying voting rights of any body corporate or other entity held by the Corporation may be voted at any and all meetings of the holders of those shares or other securities in the manner and by the person(s) approved by the board from time to time. Persons authorized under paragraph 2.5 may also, for and on behalf of the Corporation and without the necessity of a resolution or other action by the board, execute and deliver proxies to vote any of those shares or other securities or arrange for the issue of security certificates or other evidence of the right to vote those shares or other securities.

ARTICLE 3

BORROWING

3.1	Borrowing

Without limiting the powers of the board as provided in the Act, unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.2	Delegation of Borrowing Powers

Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may by resolution delegate any or all of the powers referred to in paragraph 3.1 to a director, a committee of the board or an officer of the Corporation.

ARTICLE 4

DIRECTORS

4.1	Powers and Duties of Directors

Subject to any unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation. Every director of the Corporation in exercising his or her powers and discharging his or her duties to the Corporation shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director of the Corporation shall comply with the Act, the articles, the by-laws and any unanimous shareholder agreement.

4.2	Number of Directors

If the articles set out a fixed number of directors, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of shareholders must be the number of directors set out in the articles. Where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation and the number of directors to be elected at an annual meeting of the shareholders must be that number as is determined from time to time by special resolution or, if a special resolution empowers the board to determine the number, by resolution of the board. Where no such resolution has been passed, the number of directors of the Corporation must be the number of directors named in the articles. The board must consist of at least one individual, but if the Corporation is an offering corporation, the board must consist of not fewer than three individuals.

4.3	Qualifications

If the Corporation is an offering corporation, at least one-third of the directors shall not be officers or employees of the Corporation or of any affiliate of the Corporation. No person may be a director if that person (i) is less than eighteen years of age, (ii) has been found under the Substitute Decisions Act, 1992 (Ontario) or under the Mental Health Act (Ontario) to be incapable of managing property or has been found to be incapable by a court in Canada or elsewhere, (iii) is not an individual, or (iv) has the status of bankrupt. Unless the articles otherwise provide, a director is not required to hold shares issued by the Corporation.

4.4	Election and Term

Subject to the Act, the shareholders of the Corporation shall elect, at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election. A director who ceases to hold office upon the expiry of his or her term but who remains qualified to serve as a director is eligible for re-election. If directors are not elected at a meeting of shareholders at which an election of directors is required, the incumbent directors continue in office until their successors are elected.

4.5	Ceasing to Hold Office

A director ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the shareholders of the Corporation in accordance with paragraph 4.6, (iii) his or her becoming disqualified for election as a director, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation or, if a later time is specified in the resignation, at the later time, (v) the expiry of his or her term, if he or she is elected for an expressly stated term, or (vi) the close of the first annual meeting of shareholders following his or her election, if he or she is not elected for an expressly stated term.

4.6	Removal of Directors

Subject to the Act, the shareholders of the Corporation may by ordinary resolution at a meeting of shareholders remove any director or directors from office, and the vacancy or vacancies created by the removal of a director may be filled at that meeting, failing which the vacancy or vacancies may be filled by the board in accordance with the Act.

4.7	Vacancies

4.7.1	Subject to the Act, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from: (i) an increase in the number of directors otherwise than in accordance with paragraph 4.7.2, or in the maximum number of directors, as the case may be, or (ii) a failure to elect the number of directors required to be elected at any meeting of shareholders.

4.7.2	Where a minimum and maximum number of directors is provided for in the articles, if a special resolution passed under paragraph 4.2 empowers the board to determine the number of directors, the directors may not, between meetings of shareholders, appoint an additional director if, after that appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

4.7.3	If there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or paragraph 4.2, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.7.4	A director appointed or elected to fill a vacancy holds office for the unexpired term of the director’s predecessor.

4.8	Remuneration of Directors

Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the directors of the Corporation.

ARTICLE 5

MEETINGS OF DIRECTORS

5.1	Transaction of Business

The powers of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where the Corporation has only one director, that director may constitute a meeting.

5.2	Quorum

Subject to the articles, a majority of the number of directors determined in accordance with paragraph 4.2 constitutes a quorum for the transaction of business at any meeting of the board and, notwithstanding any vacancies on the board, a quorum of directors may exercise all the powers of the board. Where the Corporation has fewer than three directors, all directors must be present at any meeting of the board to constitute a quorum.

5.3	Place of Meetings

Meetings of the board may be held at any place within or outside Ontario and it is not necessary in any financial year of the Corporation for a majority of the meetings of the board to be held at a place within Canada.

5.4	Participation in Meeting by Electronic Means

If all the directors of the Corporation present at or participating in the meeting consent, a meeting of the board may be held by means of telephone, electronic or other communication facilities that permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in that meeting by those means is deemed to be present at that meeting.

5.5	Calling of Meetings

Meetings of the board may be called at any time by the Chair of the board (if any), the President (if the President is a director), a Vice-President who is a director, or any two directors.

5.6	Notice of Meetings

Subject to paragraph 5.7, notice of the time and place of any meeting of the board must be sent to every director not less than 48 hours before the time when the meeting is to be held, but notice of an adjourned meeting need not be given if the time and place of the adjourned meeting is announced at the original meeting. A notice of a meeting of the board need not specify the purpose of or the business to be transacted at the meeting unless the Act requires that purpose or business or the general nature of the business to be specified. Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which that board is elected.

5.7	Waiver of Notice

A director may in any manner and at any time waive notice of a meeting of the board. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.8	Omission of Notice

The accidental omission to give notice of any meeting of the board or any irregularity in the notice of any meeting or the non-receipt of any notice by any director will not invalidate any resolution passed or any proceeding taken at that meeting.

5.9	Voting at Meetings

Questions arising at any meeting of the board will be decided by a majority of the votes cast on the question. In case of an equality of votes the chair of the meeting will not be entitled to a second or casting vote.

5.10	Chair and Secretary

The Chair of the board (if any) will, when present, preside as chair at meetings of the board. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President (if the President is a director) will, when present, preside as chair for that meeting. If none of these officers is present or able or willing to preside as chair, the directors present shall choose one from among them to preside as chair for that meeting. The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of the board. If the Secretary is absent or unable or unwilling to act as secretary, the chair of the meeting shall appoint a person who need not be a director to act as secretary for that meeting.

5.11	Adjournment

The chair of a meeting of the board may, with the consent of the meeting, adjourn the meeting to a fixed time and place. If there is a quorum at the adjourned meeting, the meeting will be considered duly constituted and the board may deliberate and transact business in accordance with the procedures established at the original meeting. The directors constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the meeting will be deemed to have ended at the original meeting at which the chair declared the adjournment.

5.12	Conflicts of Interest

A director of the Corporation who is a party to, or who is a director or an officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act. No such director shall attend any part of a meeting of the board during which the contract or transaction is discussed or vote on any resolution to approve the contract or transaction except in accordance with the Act. If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present at the meeting, the remaining directors will be deemed to constitute a quorum for the purposes of voting on the resolution.

5.13	Written Resolution In Lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the board, is as valid as if it had been passed at a meeting of the board.

ARTICLE 6

COMMITTEES OF THE BOARD

6.1	Committees of Directors

Subject to the articles, the board may appoint from their number a managing director or one or more committees of directors, however designated, and delegate to the managing director or those committees any powers of the board except those that pertain to matters that, under the Act, a managing director or committee of the board has no authority to exercise.

6.2	Transaction of Business

The powers of a committee of the board may be exercised at a meeting at which a quorum is present or by a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the committee. Meetings of committees of the board may be held at any place within or outside Ontario.

6.3	Meetings by Electronic Means

The provisions of paragraph 5.4 apply to meetings of committees of the board.

6.4	Procedures

Unless otherwise determined by the board, each committee of the board has the power to fix its quorum at not less than a majority of its members, to elect its chair and to regulate its procedure.

ARTICLE 7

OFFICERS

7.1	Designation and Appointment

Subject to the articles and any unanimous shareholder agreement, the board may designate the offices of the Corporation, appoint officers, specify their duties and, subject to the Act, delegate to them powers to manage the business and affairs of the Corporation. Subject to the articles and any unanimous shareholder agreement, a director may be appointed to any office of the Corporation and two or more offices of the Corporation may be held by the same person.

7.2	Powers and Duties of Officers

Every officer of the Corporation shall:

(a)	perform all powers and duties incident to his or her respective office and such other powers and duties respectively as may from time to time be assigned to him or her by the board;

(b)	in exercising his or her powers and discharging his or her duties to the Corporation, act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and

(c)	comply with the Act, the articles, the by-laws and any unanimous shareholder agreement.

7.3	Term of Office

An officer ceases to hold office at the earliest of (i) his or her death, (ii) his or her removal from office by the board, (iii) his or her ceasing to be a director if being a director is a necessary qualification of that officer’s appointment, (iv) his or her resignation, which resignation is effective when his or her written resignation is sent to the Corporation or, if a later time is specified in that resignation, at the later time, (v) the appointment of his or her successor, or (vi) the close of the first meeting following his or her appointment at which the board annually appoints the officers of the Corporation.

7.4	Vacancies

If the office of any officer of the Corporation becomes vacant for any reason, the board may appoint a person to fill that vacancy.

7.5	Remuneration

Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the officers of the Corporation.

7.6	Conflicts of Interest

An officer of the Corporation who is a party to, or who is a director or an officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose to the Corporation the nature and extent of that interest at the time and in the manner provided by the Act.

7.7	Agents and Attorneys

Subject to the Act, the Corporation may from time to time appoint agents or attorneys for the Corporation in or outside Canada, with such powers (including the power to sub-delegate) as may be thought fit.

7.8	Divisional Officers

Where the business and operations of the Corporation or any part thereof are divided into one or more divisions or sub-units, the board may designate and appoint divisional officers to those divisions or sub-units and determine their powers and duties.

ARTICLE 8

PROTECTION OF DIRECTORS AND OFFICERS

8.1	Indemnity

8.1.1	Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

8.1.2	The Corporation shall not indemnify an individual under paragraph 8.1.1 unless the individual:

(i)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

8.1.3	The Corporation shall also indemnify an individual referred to in paragraph 8.1.1 in such other circumstances as the Act permits or requires. Nothing in this by-law limits the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

8.2	Insurance

The Corporation may purchase and maintain insurance for the benefit of an individual referred to in paragraph 8.1.1 against any liability incurred by that individual, (i) in the individual’s capacity as a director or officer of the Corporation, or (ii) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

ARTICLE 9

MEETINGS OF SHAREHOLDERS

9.1	Annual Meetings

Subject to the Act, the board shall call an annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and subsequently not later than fifteen months after holding the last preceding annual meeting, for the purpose of placing before the annual meeting the financial statements, reports and any further information required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and transacting any other business that may be properly brought before the meeting.

9.2	Special Meetings

Subject to the Act, the board may at any time call a special meeting of shareholders, and a special meeting of shareholders may be held in conjunction with an annual meeting of shareholders.

9.3	Place of Meetings

Subject to the articles and any unanimous shareholder agreement, a meeting of shareholders will be held at such place in or outside Ontario as the board determines or, in the absence of such a determination, at the place where the registered office of the Corporation is located. A meeting of shareholders held under paragraph 9.6 will be deemed to be held at the place where the registered office of the Corporation is located.

9.4	Quorum

Subject to the Act and the articles, a quorum at any meeting of shareholders will be two persons present in person and holding or representing by proxy not less than 10% of the votes attached to all shares entitled to be voted at the meeting. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting. No business may be transacted at any meeting of shareholders unless a quorum is present at the time of the transaction of the business.

9.5	Written Resolution in Lieu of Meeting

Subject to the Act, a resolution in writing signed by all the shareholders of the Corporation or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders.

9.6	Meetings Held by Electronic Means

Subject to the articles, a meeting of shareholders may be held by telephonic or electronic means and a shareholder of the Corporation who, through those means, votes at the meeting or establishes a communications link to the meeting will be deemed for the purposes of the Act to be present at the meeting.

9.7	Notice of Meetings

Subject to paragraph 9.8, notice of the time and place of any meeting of shareholders must be sent to each shareholder of the Corporation entitled to vote at the meeting, to each director and to the auditor of the Corporation as follows: if the Corporation is an offering corporation, not less than twenty-one days or, if the Corporation is not an offering corporation, not less than ten days, but, in either case, not more than fifty days, before the meeting. Notice of a meeting of shareholders at which special business (as defined in the Act) is to be transacted must state, or be accompanied by a statement of, the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting.

9.8	Waiver of Notice

A shareholder of the Corporation and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.9	Record Date for Notice

For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the board may fix in advance, as the record date for that determination, a date that is not less than 30 days and not more than 60 days before the date of the meeting or that is within such other period as may be prescribed by the Act.

9.10	List of Shareholders Entitled to Receive Notice

9.10.1	For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder.

9.10.2	If a record date is fixed under paragraph 9.9, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on that record date and the list must be prepared not later than ten days after that record date.

9.10.3	If no record date is fixed, the shareholders listed will be those whose names are set out in the securities register of the Corporation at the close of business on the day immediately preceding the day on which notice of the meeting is given and the list must be prepared on that date. However, where no notice of the meeting is given, the shareholders listed will be those whose names are set out in the securities register of the Corporation on the day on which the meeting is held and the list must be prepared on that date.

9.10.4	The list of shareholders must be made available for examination by any shareholder of the Corporation during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting of shareholders for which the list was prepared.

9.11	Shareholders Entitled to Vote

A shareholder of the Corporation whose name appears on a list prepared under paragraph 9.10 is entitled to vote the shares shown opposite the shareholder’s name at the meeting of shareholders to which the list relates.

9.12	Persons Entitled to Attend

The only persons entitled to attend a meeting of shareholders are those entitled to vote at that meeting, the directors and the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under the Act, the articles or the by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting.

9.13	Omission of Notice

The accidental omission to give notice of any meeting of shareholders or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or director or the auditor of the Corporation will not invalidate any resolution passed or any proceeding taken at that meeting.

9.14	Chair, Secretary and Scrutineers

9.14.1	Subject to the Act, the articles and any unanimous shareholder agreement, the Chair of the board (if any) will, when present, preside as chair at meetings of shareholders. If the Chair of the board is absent or unable or unwilling to preside as chair, the Vice-Chair of the board (if any) will, when present, preside as chair for that meeting. If the Vice-Chair of the board is absent or unable or unwilling to preside as chair, the President will, when present, preside as chair for that meeting. Subject to the Act, the articles and any unanimous shareholder agreement, if none of these officers is present within 15 minutes after the time appointed for holding the meeting, or if none of these officers is able or willing to preside as chair, the persons present and entitled to vote at the meeting shall choose a director present at the meeting to be the chair for that meeting, and if no director is present or if all the directors present decline to take the chair, then the persons present and entitled to vote shall choose one of their number to be the chair for that meeting.

9.14.2	The Secretary of the Corporation (if any) will, when present, act as secretary at meetings of shareholders, but if the Secretary is not present at a meeting, the chair of the meeting shall appoint a person who need not be a shareholder to act as secretary at that meeting.

9.14.3	One or more scrutineers, who need not be shareholders of the Corporation, may be appointed by ordinary resolution or by the chair of the meeting.

9.15	Proxies and Representatives

Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as the shareholder’s nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. Subject to the Act, a proxy must be signed (i) in writing or by electronic signature by the shareholder or an attorney who is authorized by a document that is signed in writing or by electronic signature or, (ii) if the shareholder is a body corporate, by an officer or attorney of the body corporate duly authorized. If the Corporation is an offering corporation, a proxy appointing a proxyholder ceases to be valid one year from its date. A form of proxy must comply with the regulations under the Act.

9.16	Voting at Meetings

9.16.1	Voting at a meeting of shareholders will be by show of hands, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or applicable law requires a ballot to be taken on a particular matter. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. A demand for a ballot may be withdrawn.

9.16.2	On a show of hands, every person who is present and entitled to vote at the meeting will have one vote. Subject to the Act, if a ballot is taken on a question, every person who is present and entitled to vote at the meeting will, unless the articles otherwise provide, have one vote for each share which that person is entitled to vote at the meeting on the question.

9.16.3	If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment, it will be taken immediately without adjournment. If at any meeting a ballot is demanded or required on any other question, including the election of directors, the vote will be taken by ballot in the manner and at the time (at once, later in the meeting or after adjournment) as the chair of the meeting directs. The result of a ballot on a question will be the decision of the shareholders on that question.

9.16.4	Unless a ballot is demanded, an entry in the minutes of a meeting of shareholders to the effect that the chair declared a motion to be carried is admissible in evidence as proof of the fact, in the absence of evidence to the contrary, without proof of the number or proportion of the votes recorded in favour of or against the motion.

9.16.5	Subject to the Act, the articles and any unanimous shareholder agreement, every question at any meeting of shareholders will be determined by a majority of the votes cast on the question. In case of an equality of votes, either on a show of hands or on a ballot, the chair of the meeting will not be entitled to a second or casting vote.

9.17	Joint Shareholders

Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

9.18	Adjournment

The chair of a meeting of shareholders may, with the consent of the meeting, adjourn the meeting to a fixed time and place. If a meeting is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting must be given as for an original meeting. If a meeting is adjourned and no notice is required, any business that may have been brought before or dealt with at the original meeting in accordance with the notice calling that meeting may be brought before or dealt with at the adjourned meeting. Any adjourned meeting will be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at that meeting. The persons constituting a quorum at the original meeting need not constitute the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting will be deemed to have ended immediately after its adjournment.

9.19	One Shareholder

If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

ARTICLE 10

SECURITIES

10.1	Issuance

Subject to the Act, the articles and any unanimous shareholder agreement, shares in the capital of the Corporation may be issued at such time and to such persons and for such consideration as the board may determine. No share may be issued until the consideration for the share is fully paid as provided for in the Act.

10.2	Commissions

The board may authorize the Corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

10.3	Lien on Shares

The Corporation has a lien on shares registered in the name of a shareholder or the shareholder’s legal representative for a debt of that shareholder to the Corporation, but not on any class or series of shares listed and posted for trading on a stock exchange in or outside Canada. Subject to the articles and any unanimous shareholder agreement, the Corporation may enforce the lien by selling the shares affected by it or by any other means permitted by law.

10.4	Securities Register

The Corporation shall prepare and maintain at its registered office, or at any other place in Ontario designated by the board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities the information required by the Act. Branch registers, if any, may be kept at such offices of the Corporation or other places, either within or outside Ontario, designated by the board.

10.5	Register of Transfers

The Corporation shall cause to be kept, at its registered office or at any other place in Ontario designated by the board, a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer as required by the Act will be set out. Branch registers of transfers, if any, may be kept at such offices of the Corporation or other places, either within or outside Ontario, designated by the board.

10.6	Registrar and Transfer Agent

For each class of securities and warrants issued by it, the Corporation may appoint, (i) a trustee, transfer agent or other agent to keep the securities register and the register of transfers and one or more persons or agents to keep branch registers; and (ii) a registrar, trustee or agent to maintain a record of issued security certificates and warrants, and, subject to the Act, one person may be appointed for the purposes of both clauses (i) and (ii) in respect of all securities and warrants of the Corporation or any class or classes thereof.

10.7	Effect of Registration

Subject to the Act, the Corporation may treat the registered owner of a security as the person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security.

10.8	Certificated and Uncertificated Securities

A security issued by the Corporation may be represented by a security certificate or may be an uncertificated security. Unless otherwise provided by the articles, the board may provide by resolution that any or all classes and series of the Corporation’s shares or other securities will be uncertificated securities, but no such resolution will apply to securities represented by a certificate until that certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of an uncertificated security, the Corporation shall send to the registered owner of the uncertificated security a written notice containing the information required to be stated on a share certificate in accordance with the Act. The Corporation may charge a fee, not exceeding the amount prescribed by the Act, for a security certificate issued in respect of a transfer. Security certificates issued by the Corporation will be in such form as the board may from time to time approve and must be signed by at least one of the following persons:

(a)	a director or officer of the Corporation;

(b)	a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; and

(c)	a trustee who certifies it in accordance with a trust indenture.

10.9	Replacement of Certificates

Subject to the Act and the STA, the Corporation shall issue a new security certificate in lieu of a security certificate claimed by its owner to have been lost, destroyed or wrongfully taken, on payment of a fee, not exceeding any amount prescribed by the Act, on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case, and upon satisfaction of any other reasonable requirements determined by the board. However, the Corporation will not be required to issue a new security certificate in lieu of a security certificate that has been lost, apparently destroyed or wrongfully taken if (i) the owner fails to give notice to the Corporation of that fact within a reasonable time after the owner has notice of it; and (ii) the Corporation registers a transfer of the security before receiving a notice of the loss, apparent destruction or wrongful taking of the security certificate.

10.10	Joint Holders of Securities

If the Corporation issues a security certificate in respect of securities, it will not be required to issue more than one security certificate in respect of securities held jointly by several persons, and delivery to one of several joint holders is sufficient delivery to all. Where a security of the Corporation is issued to several persons as joint holders, upon satisfactory proof of the death of one joint holder, the Corporation may treat the surviving joint holders as owner of the security.

ARTICLE 11

DIVIDENDS

11.1	Dividends

Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

11.2	Record Date for Dividends

For the purpose of determining shareholders entitled to receive payment of a dividend, the board may fix in advance, as the record date for that determination, a date that is not more than 50 days before the date for the payment of the dividend. If no record date is so fixed, the record date for the determination of shareholders entitled to receive payment of a dividend will be at the close of business on the day on which the resolution relating to that dividend is passed by the board.

11.3	Dividend Cheques

A dividend payable in cash may be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to that registered holder at the holder’s recorded address, unless that holder otherwise directs. In the case of joint holders, the cheque will, unless such joint holders otherwise direct, be made payable to the order of all of those joint holders and mailed to them at their recorded address.

ARTICLE 12

NOTICES

12.1	Method of Giving Notices

12.1.1	Any notice or document required by the Act, the articles or the by-laws to be sent to a shareholder or director may be sent by prepaid mail, delivered personally or, subject to paragraph 12.2, sent by electronic means, as follows:

(i)	to a shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent; and

(ii)	to a director at the director’s latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

12.1.2	A notice or document sent by prepaid mail to a shareholder in accordance with clause 12.1.1(i) or to a director in accordance with clause 12.1.1(ii) is deemed to be received by the addressee on the fifth day after mailing.

12.2	Sending Notices by Electronic Means

A notice or document required or permitted to be sent by the Act to a shareholder or director of the Corporation may be sent by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario) or as otherwise permitted by law.

12.3	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share of the Corporation, any notice may be addressed to all of those joint holders, but notice addressed to one of them will be sufficient notice to all of them.

12.4	Persons Entitled by Death or Operation of Law

Subject to the Act, every person who by operation of law, transfer, death of a shareholder or any other means becomes entitled to any securities of the Corporation will be bound by every notice in respect of those securities that, prior to that person’s name and address being entered in the records of the Corporation, has been duly given to the registered holder of those securities.

12.5	Undelivered Notices

If any notice or document sent to a shareholder under clause 12.1.1(i) is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

12.6	Waiver of Notice

Where a notice or document is required to be sent, the notice may be waived or the time for the sending of the notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto, which consent may be sent by electronic means in accordance with the Electronic Commerce Act, 2000 (Ontario) or as otherwise permitted by law.

ARTICLE 13

ENACTMENT, AMENDMENT AND REPEAL OF BY-LAWS

13.1	Approval and Confirmation

Unless the articles, by-laws or any unanimous shareholder agreement otherwise provide, the board may, by resolution, make, amend or repeal any by-laws. Where the board so makes, amends or repeals a by-law, the board shall submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may by ordinary resolution confirm, reject or amend that by-law, amendment or repeal.

13.2	Effective Date

Subject to this Article 13, any by-law, amendment or repeal of a by-law is effective from the date of the resolution of the board and remains in force until it is confirmed, confirmed as amended or rejected by the shareholders at the next meeting of shareholders. If a by-law, amendment or repeal is rejected by the shareholders, or if the board does not submit it to the shareholders as required by the Act, the by-law, amendment or repeal ceases to be effective on the date of that rejection or on the date of the meeting of shareholders at which it should have been submitted, as the case may be, and no subsequent resolution of the board to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

MADE by the board on the 16th day of July, 2021.

DocuSigned by:		DocuSigned by:

/s/ Philip Van Den Berg		/s/ Tej Virk
Name:	Philip van den Berg	Name:	Tej Virk
Title:	Director	Title:	Chief Executive Officer